Salomon Brothers Investors

Sub-Item 77C (Mutual Fund Proxy)


Registrant incorporates by reference Registrant's DEFA 14A dated
September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEF 14A dated
September 2, 2005 filed on September 2, 2005.
(Accession No. 0001193125-05-179260)


Sub-Item 77C
Registrant incorporates by reference Registrant's 497 Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234707)

Sub-Item 77C (Results of a Special Meeting of Shareholders)

On November 15, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Directors. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Approval of New Management Agreement:


Fund Name                          Votes For         Votes Against
Salomon Brothers Investors        51,740,524.009   1,111,511.432

				Abstentions         Broker Non-Votes
				1,327,128.974        4,747,013.000



Election of Directors

Nominees                       Vote For           Authority Withheld
Andrew L. Breech              57,418,358.469         1,506,928.831
Carol L. Colman               57,335,752.172         1,589,535.128
William R. Dill               57,351,521.493         1,573,765.807
R. Jay Gerken                 57,335,722.931         1,589,564.369
William R. Hutchinson         57,355,399.637         1,569,887.663
Thomas F. Schlafly            57,326,024.266         1,599,263.034

				Abstentions

				890.115
				890.115
				890.115
				890.115
				890.115
				890.115